Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Share Option Plan of Polypid Ltd. of our reports dated February 24, 2020, (except Notes 1(d),2(n),7,9,10,12,13 and 15, to which the date is June 21, 2020) with respect to the consolidated financial statements of Polypid Ltd. included in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-238978).

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel
June 29, 2020